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                                                                    EXHIBIT 3.24

                                     BY-LAWS

                                       OF

                             DAT ACQUISITION CORP.

                               ARTICLE I - OFFICES

          Section 1. The registered office of the corporation in the State of Delaware shall be at 15 E. North Street, Dover, Delaware 19903.

          The name of the registered agent of the corporation shall be Incorporating Services, Ltd.

          Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

          The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

                      ARTICLE III - STOCKHOLDERS' MEETINGS

          Section 1. Place of Meetings: Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

          Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on such date and at such time and place as may be determined by the Board of Directors. The stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

          Section 3. Election of Directors: Elections of the directors of the corporation need not be by written ballot.


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          Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least 25% of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

          Written notice of a special meeting of stockholders stating the time and place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat in accordance with Article III, Section 7 hereof.

          Section 5. Quorum and Voting: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date. At all meetings of the stockholders at which a quorum is present, all matters shall be decided by a majority vote of the shares of stock present in person or by proxy and entitled to vote thereon, except as otherwise required by law or the Certificate of Incorporation.

          Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.


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          Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 8. Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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                             ARTICLE IV - DIRECTORS

          Section 1. Powers: The business and affairs of this corporation shall be managed by its Board of Directors.

          Section 2. Election and Term: The directors shall be elected by the stockholders at the annual meeting of stockholders of the corporation.

          Section 3. Number: The Board of Directors shall consist of no less than one and no more than nine directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation or removal.

          Section 4. Regular Meetings: Regular meetings of the Board of Directors shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board of Directors.

          Section 5. Special Meetings: Special Meetings of the Board of Directors may be called by the President on not less than two business days notice to each director, either personally, by mail, by telegram or by telecopy; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

          Section 6. Quorum and Manner of Acting: A majority of the total number of directors shall constitute a quorum for the transaction of business. At all meetings of directors at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by law.

          Section 7. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this State.

          Section 8. Conference Telephone: One or more directors may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

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          Section 9. Compensation: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise required by law.

          Section 11. Nominations: Nominations for directors to be elected at an annual meeting of stockholders shall be made exclusively by the Board of Directors or the Nominating Committee, if any, of the Board of Directors. At any time prior to the election of directors at a meeting of stockholders, the Board of Directors may designate a substitute nominee for another nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

                             ARTICLE V - COMMITTEES

          Section 1. Committees: The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          Section 2. Appointment of Additional Members to Committees: In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                              ARTICLE VI - OFFICERS

          Section 1. Officers: The executive officers of the corporation shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer. The Board of Directors

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may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

          Section 2. Salaries: The salaries and compensation of all officers and agents of the corporation, except the Chairman of the Board and President, elected by the Board of Directors shall be fixed by the Compensation Committee of the Board of Directors, and in the absence of a Compensation Committee, by the President of the corporation.

          Section 3. Term of Office: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause.

          Section 4. President: Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation; he or she shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He or she shall be ex-officio a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

          Section 5. Vice President: A Vice President, if there be one, shall have the powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

          Section 6. Secretary: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

          Section 7. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account

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to the credit of the corporation. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          Section 8. Assistant Officers: Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

                             ARTICLE VII - VACANCIES

          Section 1. Vacancies: Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

          Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                         ARTICLE VIII - INDEMNIFICATION

          Section 1. General: Every person who was or is a director, officer, employee or agent of the corporation or of any other corporation, partnership, joint venture, trust or other enterprise, in which he served as such at the request of the corporation, and in which the corporation owned or owns stocks or other beneficial or legal interests or of which the corporation is a creditor, may be indemnified by the corporation to the fullest extent allowed by the Delaware General Corporation Law, as amended from time to time, against any and all liability and reasonable expense (which terms include, but are not limited to, counsel fees, disbursements and the amount of judgments, fines and penalties against, and amounts paid in settlement by, such person) incurred by him in connection with or resulting from any civil or criminal claim, action, suit or proceeding, whether brought by or in the right of the corporation or such other Corporation, partnership, joint venture, trust or enterprise, in which he may be involved as a party or otherwise by reason of his being or having been such director, officer or employee if he acted in

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good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that he had reasonable cause to believe his conduct was unlawful. Indemnification as provided by this Section shall be made by the corporation only as authorized in the specific case, and only upon a determination that the person claiming indemnification met the applicable standards of conduct set forth herein. Such determination shall be made in the manner provided by the Delaware General Corporation Law.

          Section 2. Advancing Expenses: Expenses incurred in connection with a claim, suit or proceeding may be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a person who may be entitled to indemnification to repay such expenses unless he is ultimately determined to be entitled to indemnification.

          Section 3. Benefit to Survive: The rights of indemnification provided herein shall survive the death of the person otherwise entitled thereto and shall extend to his legal representatives and heirs.

          Section 4. General Provisions:

               (a) The term "to the fullest extent permitted by applicable law," as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 1 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

               (b) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any By-law, agreement, vote of stockholders or directors or otherwise, both as to action in such official capacity and as to action in another capacity while holding that office.

               (c) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in

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part, with respect to any person covered by Section 1 hereof by a written agreement signed by the corporation and such person.

               (d) The corporation shall have the right to appoint the attorney for a person covered by Section 1 hereof, provided such appointment is not unreasonable under the circumstances.

          Section 5. Optional Indemnification: The corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

                         ARTICLE IX - CORPORATE RECORDS

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

                 ARTICLE X - STOCK CERTIFICATES, DIVIDENDS, ETC.

          Section 1. Stock Certificates: The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and Secretary.

          Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law. The corporation may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

          Section 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen, mutilated or destroyed, and the corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.

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          Section 4. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by
Article III, Section 8 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

                      ARTICLE XI - MISCELLANEOUS PROVISIONS

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          Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          Section 2. Fiscal Year: The fiscal year of the corporation shall begin on January 1 of each year.

          Section 3. Resignations: Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

          Section 4. Emergency By-laws: In the event of any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, the Board of Directors may adopt emergency by-laws subject to repeal or change by action of the stockholders. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

               (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director in such manner and under such condition as shall be prescribed in the emergency by-laws and notice of any meeting of the Board of Directors during an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio;

               (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof, or any greater number fixed by the emergency by-laws, shall constitute a quorum;

               (c) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency by-laws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting;

               (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties;

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               (e)  The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do;

               (f) No officer, director or employee acting in accordance with any emergency by-laws shall be liable except for wilful misconduct; and

               (g) To the extent not inconsistent with any emergency by-laws so adopted, these By-laws of the corporation shall remain in effect during any emergency and upon its termination the emergency by-laws shall cease to be operative.

          Section 5. Severability: If any provision of these By-laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-laws and such other provisions shall continue in full force and effect.

                            ARTICLE XII - AMENDMENTS

          These By-Laws may be amended or repealed, in whole or in part, by the Board of Directors at any regular or special meeting of the Board of Directors or by the vote of stockholders of record entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose. By-laws, whether made or altered by the stockholders or the Board of Directors, shall be subject to amendment or repeal by the stockholders as provided in this Article XII. The text of all amendments and repeals to these By-laws shall be attached to the By-laws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the Board of Directors or the stockholders.

                                  ARTICLE XIII

                             APPROVAL OF BY-LAWS AND
                        RECORD OF AMENDMENTS AND REPEALS

          Section 1. Approval and Effective Date: These By-laws have been approved as the By- laws of the corporation as of the day of January, 2001, and shall be effective as of said date.

          Section 2. Amendments or Repeals:

                       Date Amended or
Section Involved           Repealed              Approved By
----------------       ---------------           -----------

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